ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                  CINDYCO, INC.
                                  -------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: CINDYCO, INC.

                                   ARTICLE II

                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 200 East Las Olas Boulevard, suite 1900, Fort Lauderdale, Florida 33301.

                                   ARTICLE III

                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                    CHARLES B. PEARLMAN, ESQ., FL BAR # 235547
                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                    200 EAST LAS OLAS BOULEVARD, SUITE 1900
                                    FORT LAUDERDALE, FL 33301
                                    PHONE NO.: (305) 763-1200

                                        1

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                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any on e time shall be 20,000,000 shares of common stock, par value$.001 per share and 2,000,000 preferred stock at $.01 per share.

                                    ARTICLE V

                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI

                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the Initial Registered Office of this Corporation in the State of Florida shall be:

                               Charles B. Pearlman
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301


                                   ARTICLE VII

                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have one (1) Director initially.

                                  ARTICLE VIII

                                INITIAL DIRECTORS
                                -----------------


         The name and address of the initial Directors of this Corporation are:

                                        2

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                               Charles B. Pearlman
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

         The person named as initial Director shall hold office for the first year of existence of this Corporation, or until his successor is elected or appointed and has qualified, whichever occurs first.

                                   ARTICLE IX

                                  INCORPORATOR
                                  ------------

         The name of the person signing these Articles of Incorporation as the Incorporator is Charles B. Pearlman.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI

                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation At, as amended from time to time, relating to affiliated transactions.


         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 14th day of July, 1995.

                                          /s/Charles B. Pearlman
                                          ---------------------------------
                                          Charles B. Pearlman, Incorporator


                                        3

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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS
                        ---------------------------------

         CINDYCO, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 has named Charles B. Pearlman whose address is 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                                 /s/Charles B. Pearlman
                                                 ---------------------------
                                                 Charles B. Pearlman

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                  CINDYCO, INC.


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of CINDYCO, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), bearing document number P95000054666, does hereby certify:

         FIRST: That pursuant to written consent of all of the members of the Board of Directors and majority consent of the Shareholders of the Corporation, dated August 10, 1999, the Board of Directors and a majority of the Shareholders approved the Amendment to the Corporation's Articles of Incorporation as follows:

         Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be: INTERNATIONAL COSMETICS MARKETING CO.

         Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:


                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 25,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ROXANNE K. BEILLY, ESQ., FLA. BAR #851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200

         SECOND: The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to a Written Consent of all of the members of the Board of Directors of the Corporation and by a majority of the Shareholders of the Common Stock of the Corporation, dated August 10, 1999, acting by Written Consent pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of August 10, 1999.


                                       CINDYCO, INC.



                                       By: /s/ Charles B. Pearlman
                                       ---------------------------
                                           Charles B. Pearlman, President